UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Thomas Weisel Partners Group, Inc. (“Registrant”) announced today that it would discontinue its Discovery Research coverage of U.S. equities.  That coverage is being discontinued as a result of the recruitment of key Discovery Research personnel to BNP Paribas Securities (Asia) Limited, a BNP Paribas affiliate.  Thomas Weisel Partners is pursuing its legal remedies in connection with these departures.  Discovery Research, a subscription-based research product, was produced out of Thomas Weisel Partners’ office in Mumbai, India.  Thomas Weisel Partners intends to continue to conduct other business and operations through its Mumbai, India office.

The information furnished in this report shall not be deemed to constitute an admission that such information contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: December 6, 2007	By:	/s/ Mark Fisher
Name: Mark Fisher
Title: General Counsel & Secretary